               AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

         AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (this "Agreement"), dated as of May 24, 2006, by and between MacAndrews & Forbes Inc., a Delaware corporation ("Holdings"), and M & F Worldwide Corp., a Delaware corporation (the
"Company").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company, through Mafco Worldwide Corporation, is engaged in the production of licorice products for sale to the tobacco, food, pharmaceutical and confectionery industries ("Flavors") and, through Clarke
American Corp., is engaged in the provision of checks, check-related products and services, and direct marketing services ("Clarke American," and together with Flavors, the "Business");

         WHEREAS, Holdings provides the services of certain of its executives
(the "Executives") to the Company to manage the Business and provide advisory, transactional, legal, risk management, tax and accounting services to the
Company (collectively, the "Management Services") and the Company desires to provide for the continuation of said Management Services and to set forth the terms and conditions applicable to such Management Services;

         WHEREAS, on October 29, 2003, the Company entered into an agreement with Holdings pursuant to which it was paid $1.5 million for the services of a
Chief Executive Officer, Chief Financial Officer and General Counsel (the "Prior
Agreement");

         WHEREAS, on December 15, 2005, the Company acquired the Clarke American business;

         WHERAS, the Company desires to recognize (i) the full range of services provided by Holdings to the Company in addition to the services of the Chief
Executive Officer, Chief Financial Officer and General Counsel and (ii) the
increased scope of all services provided by Holdings to the Company in light of the acquisition of Clarke American;

         WHEREAS, the Company has engaged Mercer Management Consulting, Inc. to prepare, and the Company has received, an analysis of the current compensation levels of chief executive officers, chief financial officers, general counsels, mergers and acquisitions executives, lawyers, tax professionals, controllers and risk managers of publicly held corporations of a size and engaging in businesses comparable to the Company and the Clarke American and Flavors businesses; and

         WHEREAS, the Company and Holdings desire to amend and restate the Prior
Agreement to reflect the increased scope and range of services provided by
Holdings to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are

hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Term. This Agreement shall be effective as of the date hereof and shall terminate on December 31, 2008 (the "Initial Term"), provided, however, that at the end of the Term of Agreement (as defined below) the term of this
Agreement shall be automatically extended for successive one (1) year periods
(each, a "Renewal Period") unless either Holdings or the Company shall have given written notice to the other party at least ninety (90) days prior to the end of the Term of Agreement (as defined below), that the Term of Agreement shall not be so extended. The Initial Term together with each Renewal Period, if any, are collectively referred to herein as the "Term of Agreement".
Notwithstanding the foregoing, this Agreement shall terminate in the event that
Holdings or its affiliates no longer in the aggregate retain beneficial ownership of 10% or more of the outstanding common stock, par value $.01 per share, of the Company.

         2. Services. During the Term of Agreement (the "Service Period"),
Holdings shall provide Management Services to the Company in accordance with the terms and subject to the conditions set forth in this Agreement. During the
Service Period, the Company shall provide the services of the Executives to the
Company and cause the Executives to perform such duties and have such powers as are customary for similar executives of publicly held corporations of a size and engaging in a business comparable to the Company and the Business. In the event that any of the Executives ceases to be employed by Holdings, Holdings shall provide the Company with the services of such Executive's successor at Holdings for the remainder of the Service Period. Any successor who provides services to the Company pursuant to the preceding sentence shall be deemed an Executive for purposes of this Agreement.

         3. Management Services Fee. Beginning on July 1, 2006, in consideration of the provision by Holdings of the Management Services to the Company, the
Company shall, at or before the end of each calendar quarter during the Service
Period, pay Holdings a quarterly management services fee of $1,250,000. In consideration of the provision by Holdings of management services to the Company in accordance with the Prior Agreement during the period beginning on January 1,
2006 and ending on June 30, 2006, the Company shall pay to Holdings a management services fee of $750,000, payable on June 30, 2006.

         4. Executives Remain Employees of Holdings. Notwithstanding anything contained in this Agreement, the Executives shall remain exclusively employees of Holdings for all purposes during the Service Period. Nothing contained in this Agreement shall limit Holdings' rights and obligations with respect to the
Executives or limit Holdings' right to assign additional duties to the
Executives, provided that such duties do not interfere with Holdings'
obligations set forth in Section 2 of this Agreement.

         5. Right to Engage in Other Activities. Nothing contained herein shall restrict Holdings or any of its affiliates, or any of their respective equityholders, directors, officers, employees, agents and controlling persons and any of their respective affiliates,

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from engaging in any other business or devoting time and attention to the management, investment, involvement or other aspects of any other business, including becoming an officer or director thereof, or rendering services of any kind to any other corporation, firm, individual or business.

         6. Indemnification. The Company shall (i) indemnify and hold harmless
Holdings and each of its affiliates, and each of their respective equityholders, directors, officers, employees, agents and controlling persons and each of their respective affiliates (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of this Agreement, the Management
Services or any other advice or services contemplated by this Agreement or the engagement of Holdings pursuant to, and the performance by any Indemnified Party of the Management Services contemplated by, this Agreement and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable attorney's fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified
Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and whether or not resulting in any liability. Notwithstanding the preceding sentence, the Company shall not be liable to an Indemnified Party pursuant to this Section 6 to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's willful misconduct, gross negligence or fraud.

         7. Limited Liability. The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Company related to or arising out of this Agreement, the
Management Services or any other advice or services contemplated by this
Agreement or the engagement of Holdings pursuant to, and the performance by any
Indemnified Party of the Management Services contemplated by, this Agreement, except to the extent that any loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's willful misconduct, gross negligence or fraud.

         8. Assignment/Successors. Subject to Section 2 of this Agreement, neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement shall be binding on any successor to either of the parties hereto.

         9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not in any manner or way affect any other provision hereof, and this Agreement shall be construed, if possible, as if amended to conform to legal requirements, failing which it shall be construed as if any such offending provision were omitted.

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         10. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without giving effect to the conflicts of law principles thereof.

         11. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof, including, without limitation, the
Prior Agreement, which Prior Agreement is deemed terminated hereby and of no further force or effect.

         12. Binding Nature. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs and permitted assigns.

         13. Amendment. The provisions of this Agreement may not be amended except by an instrument in writing signed by the parties hereto. No waiver of any breach or provision of this Agreement by a party shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         14. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and both of which, when taken together, shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized on the date first above written.

                                          MACANDREWS & FORBES INC.

                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                          M & F WORLDWIDE CORP.

                                          By:
                                               ---------------------------------
                                               Name:
                                               Title: